UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
April 11, 2022
Date of Report (Date of Earliest Event Reported)
HP Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Page Mill Road, Palo Alto, California		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Barb Barton Weiszhaar will step down as HP Inc.’s (“HP”) acting Global Controller, effective April 15, 2022. She will move into a new role in HP’s finance organization.

(c) On April 11, 2022, HP appointed Jon Faust as Global Controller, effective April 15, 2022, to succeed Barb Barton Weiszhaar. Mr. Faust, age 44, has served as HP’s Head of Finance Transformation & Corporate Services since joining HP in August 2021. Prior to joining HP, he served as Chief Financial Officer of Aruba, a Hewlett Packard Enterprise Company (“HPE”) company, from February 2020 to July 2021, and before that he spent over 19 years at HPE (and HPE and HP’s predecessor company, Hewlett-Packard Company) in various roles including, among others, Senior Vice President and Chief Financial Officer – Hybrid IT (August 2018 to January 2020), Senior Vice President – Worldwide Financial Planning & Analysis and Global Functions Finance (April 2015 to July 2018), and Vice President and Chief Financial Officer – Technology  & Operations (November 2013 to March 2015). Mr. Faust will receive salary, annual incentive awards, and long-term incentive awards, and will participate in other compensation and benefit programs, at levels consistent with his position and scope of responsibility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HP INC.

DATE: April 13, 2022	By:	/s/ Rick Hansen
	Name:	Rick Hansen
	Title:	Deputy General Counsel – Corporate; Corporate Secretary